Exhibit 10.2

FORM OF STC HOLDINGS, INC.
STOCK PURCHASE AGREEMENT

THIS AGREEMENT, dated September 1, 2007, is between Ridgemont Investment Group, LLC, a Texas limited liability company (“Ridgemont”) and FAS Construction Management, Inc., a Texas Corporation, ("FAS") (collectively “Sellers”), and MDI, Inc., a Delaware Corporation ("MDI").

R E C I T A L S

WHEREAS, Sellers own 100% of all of the outstanding and issued shares of STC Holdings, Inc., a Texas Corporation (“STC”), a single purpose entity, the sole purpose of which is to own, operate and maintain the property known as 10226 San Pedro Avenue, San Antonio, Texas (“Property”); and

WHEREAS, STC is the maker of that certain non-recourse Promissory Note and Loan Agreement each dated April 5, 2007 in the original principal amount of $5,500,000.00 (“Loan”) payable to Capmark Finance, Inc. (“Lender”) payment of which is secured by the Property and other collateral as defined in the Loan Agreement;

WHEREAS, MDI desires to purchase, and Sellers desire to sell, all of the issued and outstanding shares of STC stock, subject to the parties receiving all approvals from the Lender that may be necessary to transfer the Loan;

WHEREAS, MDI is a public company in the United States with certain of its common stock registered with the United States Securities and Exchange Commission (the “SEC”) and listed on the NASDAQ Capital Market.

NOW, THEREFORE, in consideration of the foregoing and the terms of this Agreement, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

ARTICLE I:  THE PURCHASE

1.01.                      The Purchase.  On the terms and subject to the conditions set forth herein, at the Closing (as hereinafter defined) Sellers agree to sell to MDI, and MDI agrees to purchase from Sellers, 3,000,000 shares of STC stock (the "STC Shares"), which represents 100% of the issued and outstanding shares of STC stock.

1.02.                      Purchase Price.  Consideration to be paid by MDI to Sellers for the STC Shares shall be 3,306,122 shares of MDI common stock (the “MDI Shares”) to be issued by MDI to the Sellers in the amounts as directed by the Sellers, said stock having been registered with the SEC and declared effective on August 6, 2007. The STC Shares and the MDI Shares, when a certificate(s) is delivered on the Closing Date, shall be validly issued, fully paid and non-assessable.

1.03                      Closing.  The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on September 10, 2007, at 10:00 o'clock a.m. The day on which the Closing occurs is herein referred to as the "Closing Date."

1.04.                      Further Assurances.  After the Closing, the parties shall execute and deliver such additional documents and take such additional actions as may reasonably be deemed to be practical and necessary or advisable in order to consummate the transactions contemplated by this Agreement.

ARTICLE II:  REPRESENTATIONS OF SELLERS

Sellers represents and warrants that:

2.01              Sole Owner of STC Shares. They are the lawful owner of all of the outstanding and issued shares of STC, free and clear of all liens, charges, claims, security interests and encumbrances of every kind, and no other Person or party has any rights, interests or claims in such interest; provided, however, all of the assets of STC (including the Property) secure payment of the Loan.

2.02              Corporate Authority Relative to This Agreement; No Violation.  Except as set forth in the following sentence, each of the Sellers has full right, power, capacity and authority to sell to MDI any or all of its interest in the STC Shares, and to consummate the transactions contemplated by this Agreement. Notwithstanding anything set forth above to the contrary, MDI and Sellers agree and acknowledge that Sellers must obtain the consent of the Lender (the “Lender Consent”) prior to conveying any interest in the STC Shares.  In the event Sellers are unable to obtain the Lender Consent prior to the Closing Date, then at MDI’s sole and absolute discretion, (i) MDI may agree to extend the date for Sellers to obtain the Lender Consent, in which case, the MDI Shares shall remain with MDI until the Lender Consent has been obtained (the “Lender Consent Date”), at which time the STC Shares and the MDI Shares shall be released to the other party or (ii)  MDI may terminate this Agreement and neither party shall have any rights to, or obligations against, the other party. On the Lender Consent Date, if this Agreement has not been previously terminated, the MDI Shares shall be delivered to Sellers as directed by Sellers and the STC Shares shall be delivered to MDI.

2.03              Consents.  Except for the consent of Lender, no authorization, consent, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery, and performance of this Agreement or the agreements contemplated hereby on the part of Sellers.

2.04              SEC Filings. Sellers have reviewed the SEC Filings. MDI has given each Seller the opportunity to review any of its other filings with the SEC.

2.05              Investment Intent. Each Seller hereby represents to MDI that it is acquiring the MDI Shares solely for its own account for investment and not with a view to, or for offer or sale in connection with, a “distribution” of all or any part of the MDI Shares within the meaning of the Federal Act.  Each represents that it has no current intention to sell, convey, dispose of, or otherwise distribute any interest in or risk related to the MDI Shares. Each acknowledges and agrees that this transaction has not been reviewed or approved by the SEC or any other governmental agency or department.

2.06              Sophisticated Investor. Each Seller hereby represents to MDI that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investing in the MDI Shares and that it is able to bear the economic risk, including a total loss, of such an investment. It understands and has fully considered for purposes of this investment the risks of this investment.

2.07              No Receipt of Material, Non-Public Information. Each Seller acknowledges and agrees that it is acquiring the MDI Shares without being offered or furnished any offering literature or prospectus other than the SEC Filings. It hereby acknowledges that it has had access to all information, which it considers necessary or advisable to enable it to make an informed decision concerning the acquisition of the MDI Shares. It is acquiring the MDI Shares based solely on its review of the SEC Filings and its investigation of, and satisfaction with, MDI’s current and anticipated financial condition and assets and not based on any oral representations of any individual. It confirms that it and its representatives and advisors have been given the opportunity to ask questions of, and to receive answers from, persons acting on behalf of MDI concerning the business and prospects of MDI and to obtain any additional information, to the extent such persons possess such information or can acquire it without unreasonable effort or expense and without breach of confidentiality obligations, necessary to verify the accuracy of the information set forth in the SEC Filings.

2.08              Accredited Investor. Each Seller represents to the Company that it is an “accredited investor” under Rule 501 of Regulation D of the Federal Act.

2.09              Receipt of Financial Projections. Each Seller acknowledges that it has received certain financial projections for MDI. It understands that there is no guarantee or assurance that MDI’s operations will meet the financial projections. It further understands that the financial projections are subject to a number of factors, most of which are outside MDI’s control. The financial projections involve risks and uncertainties and actual results may differ materially from the financial projections. It acknowledges that the financial projections should not be relied upon as indicative of MDI’s future performance.

2.10              STC Organization, Qualification, and Good Standing.  STC is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas.  STC has the power and authority to own or hold under lease its properties and assets and to carry on its business as it is now being conducted.

2.11              No Broker. Neither the Sellers, STC, nor any officer or director of them, has employed any broker, finder, or investment bank or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees, or finders' fees in connection with the transactions contemplated hereby.

ARTICLE III:  REPRESENTATIONS OF MDI

MDI represents and warrants that:

3.01                 Organization, Qualification, and Good Standing. MDI is a corporation duly organized, validly existing, and in good standing under Delaware law. The Company has full corporate power and authority to perform this Agreement.

3.02                 Corporate Authority Relative to This Agreement; No Violation. The execution, delivery, and performance by MDI of this Agreement has been duly authorized and approved by all necessary corporate action on the part of MDI and the consummation of the transactions contemplated by this Agreement, will not result in a breach or violation of, or constitute a default under (i) the Certificate of Incorporation or Bylaws of MDI or (ii) any agreement or instrument to which MDI is a party or by which MDI is bound. This Agreement has been duly executed and delivered by MDI, and is the legal, valid, and binding obligation of MDI, and is enforceable against MDI in accordance with its terms, subject to laws affecting generally the enforcement of creditors’ rights and to general principles of equity.

3.03                 Consents.  No authorization, consent, approval, permit or license of, or filing with, any governmental or public body or authority, any lender or lessor or any other person or entity is required to authorize, or is required in connection with, the execution, delivery, and performance of this Agreement or the agreements contemplated hereby on the part of MDI.

3.04                 SEC Reports. MDI furnished to Sellers (i) its annual report on Form 10-KSB for the year ended December 31, 2005, (ii) its annual report on Form 10-KSB for the year ended December 31, 2006, (iii) its definitive proxy statement for the June 7, 2007 annual meeting of the company’s stockholders, and (iv) its Form 10-QSB for the quarters ended March 31, 2007 and June 30, 2007 (collectively, the “SEC Filings”). The Company represents that all of the SEC Filings were timely filed and in accordance with the SEC’s rules and regulations.

3.05                 Review of Seller’s Material. MDI has reviewed all materials furnished by Sellers regarding the Property and the Loan and has relied on its own review in determining whether to proceed with this transaction, rather than relying on any information received from either Sellers or any third party acting on behalf of Sellers.

3.06                 Brokers and Finders.  Neither MDI nor any officer or director of MDI has employed any broker, finder, or investment bank or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees, or finders' fees in connection with the transactions contemplated hereby.

ARTICLE IV:  CLOSING DELIVERIES

4.01.                      Deliveries by Sellers.  At the Closing, Sellers shall deliver to MDI, in form and substance satisfactory to MDI, each of the following:

(a)	A certificate(s) issued to MDI by Sellers evidencing the STC Shares to be purchased by MDI;

(b)
All resolutions, certificates and documents MDI may request relating to (i) the organization, existence, good standing and foreign qualification of Sellers and STC, (ii) the corporate authority for the execution and delivery of this Agreement and the other agreements executed and delivered in connection therewith, (iii) the stock ownership of STC, and (iv) such other matters relevant to the foregoing as MDI shall reasonably request, all of which shall be in form and substance satisfactory to MDI;

(c)	Such other documents, instruments and agreements as MDI shall reasonably request.

4.02.                      Deliveries by MDI.  At the Closing, MDI shall have delivered to Sellers in form and substance satisfactory to Sellers, each of the following:

(a)	Evidence that it has instructed its transfer agent, Mellon Investor Services, to issue to each Seller a certificate evidencing the MDI Shares to be purchased by such Seller;

(b)
All resolutions, certificates and documents Sellers may request relating to (i) the organization, existence and good standing of MDI, (ii) the corporate authority for the execution and delivery of this Agreement and the other agreements executed and delivered in connection therewith, and (iii) such other matters relevant to the foregoing as Sellers shall reasonably request, all of which shall be in form and substance satisfactory to Sellers; and

(c)	Such other documents, instruments and agreements as Sellers shall reasonably request.

ARTICLE V:  MISCELLANEOUS

5.01.                Modification, Amendment and Waiver.  This Agreement may not be modified unless such modification is in writing and signed by all parties hereto.  No waiver of any term of this Agreement shall be enforceable unless in writing and signed by the party against which it is sought to be enforced.  The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by such other party.

5.02.                Expenses.  Each party hereto shall bear its own expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby.

5.03.                Counterparts.  This Agreement may be executed in two or more counterparts, all of which will be considered the same agreement and faxed copies of manually executed signature pages to this Agreement will be fully binding and enforceable without the need for delivery of the manually executed signature page.

5.04.                Governing Law.  This Agreement shall be governed by the laws of the State of Texas and the courts in Bexar County, Texas shall have exclusive jurisdiction over and be the sole venue for any litigation to be brought under this Agreement.

5.05.                       Notices.  All notices hereunder will be in writing and will be deemed given if delivered by hand (or recognized courier or delivery service) or mailed by registered or certified air mail (return receipt requested) to the parties at the following addresses (or at such other addresses for a party as will be specified by like notice) and will be deemed given on the date on which so hand-delivered or on the sixth business day following the date on which so mailed to the address set forth opposite the name and signature block for each party to this Agreement:

5.06.                Survival.   All representations, warranties and covenants made by Sellers and MDI herein or in any agreement, certificate or other instrument delivered by it hereunder shall be considered to have been relied upon by MDI or Sellers and shall survive the Closing, regardless of any investigation made by or on behalf of MDI or Sellers.

5.07.                Severability.  If any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision were never a part hereof; the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance; and in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as part of this Agreement, a provision as similar in its terms to such illegal, invalid, or unenforceable provision as may be possible and be legal, valid, and enforceable.

5.08.                Assignments; Entire Agreement; Headings.  This Agreement shall not be assignable by operation of law or otherwise.  Any attempted assignment of this Agreement shall be void.  This Agreement, and any of the Schedules attached hereto, and any of the Exhibits attached hereto constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.  All Schedules, Exhibits, and documents and agreements referred to herein or attached hereto are fully and completely incorporated herein effective as of the first reference herein. The headings contained in this Agreement are for reference purposes and will not affect in any way the meaning or interpretation of this Agreement.  Use of "herein," "hereof" or similar terms refer to this Agreement as a whole.  The use of any term denoting a masculine, feminine, or neuter gender shall include all such genders.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

MDI, INC.

______________
By: J. Collier Sparks
Its: CEO & President

FAS CONSTRUCTION MANAGEMENT, INC.

______________
By:
Its:

RIDGEMONT INVESTMENT GROUP, LLC

_______________
By:
Its: